UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2018 (December 20, 2018)

NRC GROUP HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38119	81-4838205
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3500 Sunrise Highway, Suite 200, Building 200 Great River, New York	11739
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 224-9141

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 20, 2018, the Compensation Committee of the Board of Directors of NRC Group Holdings Corp. (the “Company”) and the Board of Directors of the Company approved (1) the form of Restricted Stock Units Agreement (the “RSU Award Agreement”) to be used in making grants to certain officers and employees, including the principal executive officer, principal financial officer and named executive officers and (2) the form of Nonqualified Stock Option Agreement (the “Director Option Award Agreement”) to be used in making grants to certain directors, under the Company’s 2018 Equity and Incentive Compensation Plan (the “Plan”).

The RSU Award Agreement provides for three year time-based vesting with 1/3 of the restricted stock units to vest on each of the first three anniversaries of October 17, 2018. In the event of a Change in Control (as defined in the Plan), all then-unvested restricted stock units will become vested if either (i) the award recipient does not receive a similar replacement award in connection with the Change in Control or (ii) the award recipient receives a replacement award but, following receipt of such award, either (a) the award recipient’s employment is terminated without Cause (as defined in the Plan) or (b) the award recipient terminates his or her employment for Good Reason (as defined in the RSU Award Agreement), in either case within two years after the Change in Control and during the remaining vesting period for the replacement award. Additionally, in the event of the award recipient terminates employment due to death or terminates employment due to disability, the RSU Award Agreement provides that the restricted stock units that otherwise would have become vested and payable on the next annual vesting date had the award recipient remained continuously employed through such date will become vested and payable upon such termination.

The foregoing summary of the RSU Award Agreement does not purport to be complete and is qualified in its entirety by reference to the RSU Award Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1. The registrant is also filing the Director Option Award Agreement with this Current Report on Form 8-K as Exhibit 10.2.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Form of Restricted Stock Units Agreement under the NRC Group Holdings Corp. 2018 Equity and Incentive Compensation Plan
10.2	Form of Nonqualified Stock Option Agreement under the NRC Group Holdings Corp. 2018 Equity and Incentive Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRC GROUP HOLDINGS CORP.

Date: December 21, 2018	/s/ Joseph Peterson
By: Joseph Peterson
Title: Chief Financial Officer

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